ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number 20090584590-92
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 07/30/2009 11:20 AM
	Entity Number E0407862009-6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Wishbone Pet Products Inc.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: Nevada Agency and Transfer Company (Name) [ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity: Street Address: 50 West Liberty Street, Ste. 880 City: RENO Nevada Zip Code: 89501 Mailing Address (if different from street address): City: Nevada Zip Code:
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 200,000,000 Par value per share: $ $0.001 Number of shares without par value: None
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person, at least 18 years of age; attach additional page if more than two directors/trustees)	1) Name: Sleiman Younes Street Address: 50 West Liberty Street Suite 880 City: Reno State: NV Zip Code: 89501 2) Name: Street Address: City: State: Zip Code:
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:* Any lawful purpose under the State of Nevada
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Name: Amanda Cardinalli X [signature] Incorporator Signature Address: 50 West Liberty Street Suite 880 City: Reno State: NV Zip Code: 89501
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity Date: 7/30/09

This form must be accompanied by appropriate fees.